UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 12, 2024

Date of Report (Date of earliest event reported)

ALPHA STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41153	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Broad Street, 5th Floor, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 837-7977

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.001, one redeemable warrant to purchase one-half ordinary share and one right to acquire 1/7 of an ordinary share	ALSAU	The Nasdaq Stock Market LLC
Ordinary Share, par value $0.001	ALSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half of an ordinary share	ALSAW	The Nasdaq Stock Market LLC
Rights, each to receive one-seventh (1/7) of one ordinary share	ALSAR	The Nasdaq Stock Market LLC

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2024, Alpha Star Acquisition Corporation, a Cayman Islands exempted company (“Alpha Star” or the “Company”) held an Annual General Meeting of its shareholders. At the Annual General Meeting, the shareholders approved certain amendments to Alpha Star’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) as described in further detail in Item 5.07 of this Current Report on Form 8-K. The proposed amendments to the Company’s Amended and Restated Memorandum and Articles of Association approved by the Company’s shareholders were to extend the date by which the Company must consummate a business combination to December 15, 2024 and reduce the amount of the fee to extend such time period (the “Charter Amendment Proposal”).

The Charter Amendment Proposal is described in more detail in Alpha Star’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 27, 2024 (the “Proxy Statement”). The final voting results for each of the proposals are indicated below. On July 12, 2024, following the approval of the proposals described above, the Company adopted the amendments to the Amended and Restated Memorandum and Articles of Association. The foregoing description is qualified in its entirety by reference to the amendments to the Amended and Restated Memorandum and Articles of Association, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting held on July 12, 2024, there were 7,120,213 ordinary shares of Alpha Star present in person or represented by proxy, representing 79.57% of the outstanding ordinary shares of Alpha Star as of June 24, 2024, the record date for the Annual General Meeting, and constituting a quorum for the transaction of business. At the Annual General Meeting, each of the proposals described below was approved by the Company’s shareholders of record. The final results for the votes regarding each proposal are set forth in the following tables. Each of the proposals is described in detail in the Company’s Proxy Statement.

Proposal 1 (Election of Directors Proposal):

Approval of the appointment of five (5) members to the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

	For	Withhold
01) Mr. Zhe Zheng	5,956,950	1,163,263
02) Mr. Guojian Chen	5,956,950	1,163,263
03) Mr. Patrick Swint	5,956,950	1,163,263
04) Ms. Xiaofeng Zhou	5,956,950	1,163,263
05) Ms. Huei-Ching Huang	5,956,950	1,163,263

Proposal 2 (Auditor Appointment Ratification Proposal):

Approval of ratifying the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2024:

	For	Against	Abstain
Auditor Appointment Ratification Proposal	5,866,297	1,253,916	0

Proposal 3 (Trust Amendment Proposal):

Approval of amending the Company’s investment management trust agreement (the “Trust Agreement”), dated December 9, 2021 entered into by the Company and Wilmington Trust, N.A., as trustee (the “trustee”), as amended, to provide the Company with the discretion to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) up to five (5) additional times, each by a period of one month (the “Extension”), from July 15, 2024 to December 15, 2024 by depositing into the Trust Account $35,000 (the “Extension Payment”) for each one-month extension:

	For	Against	Abstain
Trust Amendment Proposal	5,806,545	1,313,668	0

Proposal 4 (Charter Amendment Proposal):

Approval of amending the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), to extend the date by which the Company must consummate a business combination to December 15, 2024 (the “Extended Date”) and reduce the amount of the fee to extend such time period, by amending the Amended and Restated Memorandum and Articles of Association to delete the existing Section 36.2 thereof and replacing it with the new Section 36.2:

	For	Against	Abstain
Charter Amendment Proposal	5,806,545	1,313,668	0

Proposal 5 (Adjournment Proposal):

Approval of an adjournment of the Annual General Meeting to a later date or dates to permit further solicitation of proxies:

	For	Against	Abstain
Adjournment Proposal	5,656,545	1,463,668	0

Because other proposals had received the requisite approval, this Proposal 5 was rendered moot and not voted at the Annual General Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendments to the Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of July 15, 2024 by the undersigned hereunto duly authorized.

ALPHA STAR ACQUISITION CORPORATION

By:	/s/ Zhe Zhang
Zhe Zhang, Chief Executive Officer